SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 4

Vote now on Annual Stockholders’ Meeting Proposals

Critical voting deadlines: May 13 and May 18, 2005

You have received this message on behalf of Intel Corporation from Computershare Investor Services, Intel’s transfer agent

2005 Annual Meeting Notice

Intel’s 2005 Annual Stockholders’ Meeting will be held May 18, 2005, at the Santa Clara Convention Center in Santa Clara, CA. The meeting agenda includes the annual election of directors, ratification of appointment of the independent registered public accounting firm, approval of amendment and extension of the company’s 2004 Equity Incentive Plan, and approval of amendment and extension of the Executive Officer Incentive Plan. Your vote counts on each of these important items. Please refer to the 2005 Proxy Statement for detailed information on each of the proposals and the annual meeting.

Voting Recommendations

Intel’s Board of Directors recommends that you vote as follows:

☑	FOR: Election of the director nominees.

☑	FOR: Ratification of appointment of the independent registered public accounting firm.

☑	FOR: Approval of amendment and extension of the 2004 Equity Incentive Plan.

☑	For: Approval of amendment and extension of the Executive Officer Incentive Plan.

Please refer to the 2005 Proxy Statement for detailed information on each of the proposals and the annual meeting.

This notice concerns the Intel stock you may hold in one or more of the following accounts:

•	Intel stock plan account at UBS Financial Services Inc.

•	401(k) Savings Plan and Free Stock investments in the Intel Stock Fund through Fidelity (U.S.-only)

•	Dividend Reinvestment Plan accounts, and

•	Intel stock registered directly and solely in your name with Computershare (i.e., stock certificates that you hold.)

Voting instructions

Visit Proxy Login to vote and follow the instructions. To vote you will need your Holder Account Number and your Proxy Access Number noted in the following table:

Holder Account Number:

Proxy Access Number:

Total Record Date Shares1 :

Critical voting deadlines

•	The deadline to vote your shares in accounts other than Intel’s 401(k) Savings Plan (U.S.-only) is 10:00 A.M. Pacific Time May 18, 2005.

•	If you participate in the Intel Stock Fund through the 401(k) Savings Plan, you must submit your vote by May 13, 2005 to allow Fidelity Investments, the plan’s trustee, time to receive your voting instructions and vote on behalf of the plan. Fidelity has designated Computershare, Intel’s transfer agent, to collect and tally the votes for the plan shares and vote on behalf of the plan. Computershare will keep your vote confidential – only total results will be reported at the annual meeting or to Intel.

If you hold shares in your Intel stock plan account at UBS Financial Services Inc., UBS and its designee will hold your beneficial ownership information as well as your voting instructions confidential and only total voting results will be reported at the annual meeting.

For more information

•	See the Stockholders’ meeting & proxy vote set for May article in Circuit News.

•	View the annual meeting via live webcast and submit questions by following the instructions on the site. The webcast can also be replayed until June 17, 2005.

•	See the Stockholder materials to be sent electronically article in Circuit News for information on why you may have received some materials in paper form.

•	To view Intel’s 2004 Annual Report, visit 2004 Annual Report.

Questions?

If you have any questions about submitting your vote or viewing the online versions of the 2005 Proxy Statement and 2004 Annual Report, e-mail Electronic Delivery or call Intel Investor Relations at (iNet) 765-1480 (408-765-1480).

[1]	This is your share balance as of the Record Date, March 21, 2005